Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 dated as of October 17, 2025 (this “Amendment”), among MONSTER BEVERAGE CORPORATION, a Delaware corporation (the “Company”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 24, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Monster Beverage Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Company has requested that the Credit Agreement be amended as set forth herein, including to (a) modify the definition of “Applicable Rate” as set forth herein (it being understood that such modifications apply only on and after the Amendment Effective Date (as defined below)) and (b) reduce the aggregate amount of the Revolving Commitments from $750,000,000 to $500,000,000, and the Lenders whose signatures appear below, which constitute all of the Lenders as of the date hereof, are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) Effective as of the Amendment Effective Date, the Credit Agreement (excluding, except as set forth below, the Schedules and the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text or single-underlined text) as set forth in the blackline changed pages attached as Exhibit A hereto.

(b) Effective as of the Amendment Effective Date, the Company hereby reduces Revolving Commitments by $250,000,000, such reduction to be made ratably among the Lenders in accordance with their respective Revolving Commitments. In furtherance of the foregoing, Schedule 2.01 to the Credit Agreement is hereby amended and restated to be in the form of Schedule 2.01 hereto. The parties hereto acknowledge that the Tranche A Term Commitments have terminated in full prior to the date hereof.

SECTION 3. Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects on and as of the Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to a prior date (in which case they are true and correct in all material respects on and as of such earlier date); and

(b) as of the Amendment Effective Date, no Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions are satisfied:

(a) Amendment. The Administrative Agent shall have (i) executed a counterpart of this Amendment and (ii) received from each of the Lenders (including in their capacity as an Issuing Bank or the Swingline Lender) and the Company a counterpart of this Amendment signed on behalf of such Person (in each case under this clause (a), which, subject to Section 9.06(b) of the Credit Agreement, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page of a counterpart of this Amendment).

(b) Expenses. All expenses required to be reimbursed by the Company on the Amendment Effective Date pursuant to the Credit Agreement, to the extent invoiced at least two Business Days prior to the Amendment Effective Date, shall have been reimbursed.

SECTION 5. Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, any Lender or any Issuing Bank under the Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, guarantees, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended hereby in similar or different circumstances. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 6. Governing Law. This Amendment and any claims, controversies, disputes or causes of action (whether based in contract, tort or any other theory, and whether in law or equity) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

SECTION 7. Incorporation by Reference. The provisions of Sections 1.03, 1.04(a), 9.06, 9.07, 9.09(a), 9.09(b), 9.09(c), 9.09(d), 9.10 and 9.11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

MONSTER BEVERAGE CORPORATION

by
/s/ Thomas J. Kelly
	Name:	Thomas J. Kelly
	Title:	Chief Financial Officer

MONSTER ENERGY COMPANY

By
/s/ Thomas J. Kelly
	Name:	Thomas J. Kelly
	Title:	Chief Financial Officer

MONSTER ENERGY US LLC

by
/s/ Thomas J. Kelly
	Name:	Thomas J. Kelly
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Lender, an Issuing Bank and the Swingline Lender

by
/s/ James Kyle O’Donnell
	Name:	James Kyle O’Donnell
	Title:	Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

Bank of America, N.A. executing both in its capacity as a Lender and an Issuing Bank:

by
/s/ Ryan Van Stedum
	Name:	Ryan Van Stedum
	Title:	Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

CITIBANK, N.A., as a Lender and an Issuing Bank:

by
/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

HSBC BANK USA, NATIONAL ASSOCIATION (executing in its capacity as a Lender):

by
/s/ Catherine Dong
	Name:	Catherine Dong
	Title:	Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

BNP PARIBAS (executing in its capacity as a Lender):

by
/s/ Alan Vitulich
	Name:	Alan Vitulich
	Title:	Director

by
/s/ David Foster
	Name:	David Foster
	Title:	Director

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

Morgan Stanley Bank, N.A.:

by
/s/ Adria Phillips
	Name:	Adria Phillips
	Title:	Authorized Signatory

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

Comerica Bank:

by
/s/ David De Filippo
	Name:	David De Filippo
	Title:	Senior Vice President

LENDER SIGNATURE PAGE TO
AMENDMENT NO. 1 TO
THE CREDIT AGREEMENT
OF MONSTER BEVERAGE CORPORATION

SANTANDER BANK, N.A.,

by
/s/ Syed Raza
	Name:	Syed Raza
	Title:	Vice President

EXHIBIT A

AMENDMENTS TO CREDIT AGREEMENT

[Attached]

ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~
EXHIBIT A

CREDIT AGREEMENT

dated as of May 22, 2024,

among

MONSTER BEVERAGE CORPORATION,

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

as Syndication Agent

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Co-Documentation Agents

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~39~~38
SECTION 1.03.	Terms Generally	39
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations	39
SECTION 1.05.	Exchange Rates	40
SECTION 1.06.	Interest Rates; Benchmark Notification	40
SECTION 1.07.	Divisions	~~41~~40

ARTICLE II

The Credits

SECTION 2.01.	Commitments	41
SECTION 2.02.	Loans and Borrowings	41
SECTION 2.03.	Requests for Borrowings	42
SECTION 2.04.	Swingline Loans	43
SECTION 2.05.	Letters of Credit	44
SECTION 2.06.	Funding of Borrowings; Administrative Agent’s Clawback	50
SECTION 2.07.	Interest Elections	~~51~~50
SECTION 2.08.	Termination and Reduction of Commitments	52
SECTION 2.09.	Repayment of Loans; Evidence of Debt	52
SECTION 2.10.	Prepayment of Loans	53
SECTION 2.11.	Fees	54
SECTION 2.12.	Interest	~~56~~55
SECTION 2.13.	Alternate Rate of Interest	~~57~~56
SECTION 2.14.	Increased Costs	60
SECTION 2.15.	Break Funding Payments	61
SECTION 2.16.	Taxes	62
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	65
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~67~~66
SECTION 2.19.	Incremental Facilities	~~68~~67
SECTION 2.20.	Extension of Revolving Maturity Date	70
SECTION 2.21.	Defaulting Lenders	~~72~~71
SECTION 2.22.	Illegality	74
SECTION 2.23.	Borrowing Subsidiaries	75

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	76
SECTION 3.02.	Authorization; Enforceability	76
SECTION 3.03.	Governmental Approvals; No Conflicts	76

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SECTION 3.04.	Financial Condition; No Material Adverse Change	~~77~~76
SECTION 3.05.	Litigation and Environmental Matters	77
SECTION 3.06.	Compliance with Laws	77
SECTION 3.07.	Investment Company Status	77
SECTION 3.08.	ERISA	77
SECTION 3.09.	Disclosure	77
SECTION 3.10.	Anti-Corruption Laws and Anti-Money Laundering; Sanctions	78
SECTION 3.11.	Affected Financial Institution	78

ARTICLE IV

Conditions

SECTION 4.01.	Conditions to Effectiveness	78
SECTION 4.02.	Conditions to all Credit Extensions	79
SECTION 4.03.	Conditions to Initial Credit Extension to each New Borrowing Subsidiary	80

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	80
SECTION 5.02.	Notices of Material Events	82
SECTION 5.03.	Existence; Conduct of Business	82
SECTION 5.04.	Payment of Taxes	~~83~~82
SECTION 5.05.	Books and Records	~~83~~82
SECTION 5.06.	Compliance with Laws	~~83~~82
SECTION 5.07.	Use of Proceeds	83

ARTICLE VI

Negative Covenants

SECTION 6.01.	Liens	83
SECTION 6.02.	Fundamental Changes	85
SECTION 6.03.	Total Net Leverage Ratio	~~86~~85

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	86
SECTION 7.02.	Remedies upon Event of Default	~~88~~87
SECTION 7.03.	Application of Funds	88

ARTICLE VIII

The Administrative Agent

SECTION 8.01.	Authorization and Action	89
SECTION 8.02.	Administrative Agent’s Reliance, Limitation of Liability, Etc	91

ii

iii

CREDIT AGREEMENT dated as of May 22, 2024 (this “Agreement”), among MONSTER BEVERAGE CORPORATION, a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I______

Definitions

SECTION 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by the Company or any Subsidiary of all or substantially all of the assets of a Person, or of any business unit, division or line of business of a Person, (b) the acquisition by the Company or any Subsidiary of more than 50% of the issued and outstanding Equity Interests in any Person not previously a Subsidiary if, as a result thereof, such Person becomes a Subsidiary, or any Person not previously a Subsidiary otherwise becoming a Subsidiary, or (c) a merger or consolidation or any other combination of the Company or any Subsidiary with another Person (other than the Company or any Subsidiary) in which the Company or a Subsidiary is the surviving entity.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Qualified Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Qualified Material Acquisition (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition, or if such Qualified Material Acquisition is otherwise not consummated by the date specified in the definitive documentation for such Indebtedness (subject to any extensions of such date agreed by the parties thereto), then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Qualified Material Acquisition is not consummated by the date specified in the definitive documentation for such Indebtedness (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition or such Qualified Material Acquisition is otherwise not consummated by the date so specified (subject to any extensions of such date agreed by the parties thereto), such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR for such

Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means, at any time, the aggregate amount of Revolving Commitments in effect at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the sum of the U.S. Dollar Equivalents of the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the total LC Exposure at such time and (c) the aggregate principal amount of Swingline Loans outstanding at such time.

“Agreed Currencies” means U.S. Dollars and each Alternative Currency.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternative Currency” means each of Sterling and Euros.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.22 when a Defaulting Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender at any such time, the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Revolving Lender’s

Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Revolving Lender at the time of such determination.

“Applicable Rate” means, for any day, (a) with respect to any Revolving Loan of any Type (in the case of Daily Simple SOFR Loans, only if such Type is applicable pursuant to Section 2.13) or any Swingline Loan or with respect to Letter of Credit Fees or the Commitment Fees payable hereunder, the applicable rate per annum set forth below under the caption “Applicable Margin for Term Benchmark Loans / RFR Loans and Letter of Credit Fees”, “Applicable Margin for Base Rate Loans” or “Commitment Fee”, as the case may be, based upon the Applicable Ratings or the Total Net Leverage Ratio, as applicable:

Revolving Facility

Category	Ratings (S&P/Moody’s/ Fitch)	Total Net Leverage Ratio	Commitment Fee	Applicable Margin for Term Benchmark/ RFR Loans and Letter of Credit Fees	Applicable Margin for Base Rate Loans
Category 1	≥ A/A2/A	≤ 0.25x	0.070%	0.875%	0.000%
Category ~~1~~2	~~≥~~ A-/A3/A-	> 0.25x but ≤ 0.50x	0.090%	0.875%	0.000%
Category ~~2~~3	BBB+/Baa1/BBB+	> 0.50x but ≤ 1.00x	0.100%	1.000%	0.000%
Category ~~3~~4	BBB/Baa2/BBB	> 1.00x but ≤ 2.00x	0.125%	1.125%	0.125%
Category ~~4~~5	BBB-/Baa3/BBB-	> 2.00x but ≤ 3.00x	0.150%	1.250%	0.250%
Category ~~5~~6	≤ BB+/Ba1/BB+	> 3.00x	0.175%	1.500%	0.500%

or (b) with respect to any Tranche A Term Loan of any Type (in the case of Daily Simple SOFR Loans, only if such Type is applicable pursuant to Section 2.13) or with respect to the Ticking Fee, the applicable rate per annum set forth below under the caption “Applicable Margin for Term Benchmark Loans / RFR Loans”, “Applicable Margin for Base Rate Loans” or “Ticking Fee”, as the case may be, based upon the Applicable Ratings or the Total Net Leverage Ratio, as applicable:

Tranche A Term Facility

Category	Ratings (S&P/Moody’s/ Fitch)	Total Net Leverage Ratio	Ticking Fee	Applicable Margin for Term Benchmark / RFR Loans	Applicable Margin for Base Rate Loans

Category 1	≥ A-/A3/A-	≤ 0.50x	0.090%	0.875%	0.000%
Category 2	BBB+/Baa1/BBB+	> 0.50x but ≤ 1.00x	0.100%	1.000%	0.000%
Category 3	BBB/Baa2/BBB	> 1.00x but ≤ 2.00x	0.125%	1.125%	0.125%
Category 4	BBB-/Baa3/BBB-	> 2.00x but ≤ 3.00x	0.150%	1.250%	0.250%
Category 5	≤ BB+/Ba1/BB+	> 3.00x	0.175%	1.500%	0.500%

For purposes of the foregoing, the Applicable Rate for any day will be the lower of (i) the rate set forth in the Category in the applicable grid above corresponding to the Total Net Leverage Ratio as of the last day of the most recently ended Test Period and (ii) the rate set forth in the Category in the applicable grid above corresponding the Applicable Ratings as of such day.

For the period from the First Amendment Effective Date until the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c) for the first fiscal quarter ~~ending June 30, 2024~~of the Company ending after the First Amendment Effective Date, the applicable Category (as corresponding to the Total Net Leverage Ratio) shall be Category 1 in the applicable grid set forth above. Thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided that if any consolidated financial statements of the Company are not delivered when due in accordance with Section 5.01(a) or 5.01(b), or if a Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then, from and after the first Business Day after the date on which such consolidated financial statements or such Compliance Certificate, as the case may be, was required to have been delivered and until the delivery thereof, the applicable Category (as corresponding to the Total Net Leverage Ratio) in the applicable grid set forth above shall be in the numerically highest category (with Category ~~5~~6 being numerically higher than Category 1) in the applicable grid set forth above.

In the event that the Applicable Ratings are provided by each of Moody’s, S&P and Fitch, and such Applicable Ratings shall fall within different Categories, (i) if any two Applicable Ratings are in the same Category, that Category shall apply and (ii) if no two Applicable Ratings are in the same Category, the applicable Category shall be in the Category corresponding to the middle Applicable Ratings. In the event that the Applicable Ratings are provided only by any two of Moody’s, S&P and Fitch, (A) if such Applicable Ratings shall fall in the same Category, that Category shall apply and (B) if such Applicable Ratings shall fall within different Categories, the applicable Category shall be the Category in which the higher of the Applicable Ratings shall fall unless the Applicable Ratings differ by two or more Categories, in which case the applicable Category shall be the Category one level below that corresponding to the higher Applicable Rating. In the event that an Applicable Rating is provided only by one of Moody’s, S&P and Fitch, the applicable Category shall be the Category corresponding to such Applicable Rating. If at any time there shall be no Applicable Rating from any of Moody’s, S&P and Fitch (other than by reason of the circumstances referred to in the last sentence of this paragraph), the Appliable Rate will be determined by

“Extending Lender” has the meaning assigned to such term in Section 2.20(a).

“Extension” has the meaning assigned to such term in Section 2.20(a).

“Extension Closing Date” has the meaning assigned to such term in Section 2.20(b).

“Extension Notice” has the meaning assigned to such term in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding business day by the NYFRB as the effective federal funds rate; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” has the meaning assigned to such term in the Commitment Letter.

“Financial Officer” means, with respect to any Person, the chief financial officer, deputy chief financial officer, treasurer, assistant treasurer or controller of such Person.

“First Amendment Effective Date” means October 17, 2025, which date is the “Amendment Effective Date” under, and as defined in, Amendment No. 1, dated as of October 17, 2025, to this Agreement, among the Company, the Lenders party thereto and the Administrative Agent.

“Fitch” means Fitch Ratings Inc. or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the further modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency, a rate per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent or the applicable Issuing Bank, as applicable, by such means as the Administrative Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Availability Period” means the period from and including the Effective Date to the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Aggregate Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date is $~~750,000,000~~500,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the sum of the U.S. Dollar Equivalents of the aggregate principal amount of such Lender’s Revolving Loans outstanding at such time, (b) its LC Exposure at such time and (c) its Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means May 22, 2029, as such date may be extended pursuant to Section 2.20; provided that if such day shall not be a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“RFR” means, (a) with respect to any Loan denominated in U.S. Dollars, the Daily Simple SOFR and (b) with respect to any Loan denominated in Sterling, the SONIA.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means, (a) for any Loan denominated in U.S. Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic,

commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Company then most recently ended for which consolidated financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)).

“Ticking Fee” has the meaning assigned to such term in Section 2.11(d).

“Total Indebtedness” means, as of any date, (a) the aggregate amount of Indebtedness of the Company and the Subsidiaries on such date, without duplication, as determined on a consolidated basis in accordance with GAAP, but only to the extent such Indebtedness is of the type referred to in clause (a), (b), (c) and (f) of the definition of the term Indebtedness plus (b) the aggregate amount of Indebtedness of the Company and the Subsidiaries on such date, without duplication, of the type referred to in clause (d) or (e) of the definition of Indebtedness, but only to the extent such Indebtedness is with respect to Indebtedness of the type referred to in clause (a) of this definition of any Person that is not the Company or a Subsidiary; provided that, for purposes of determining Total Indebtedness at any time after the definitive agreement for any Qualified Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Qualified Material Acquisition shall, unless such Qualified Material Acquisition has been consummated, be disregarded.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness as of such date, minus Unrestricted Cash as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.

“Tranche A Term Commitment” ~~means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan during the Delayed Draw Availability Period, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08~~

~~and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’~~has the meaning assigned to such term in this Agreement as in effect prior to the First Amendment Effective Date. The parties hereto acknowledge that all the Tranche A Term Commitments ~~as of the~~have terminated in full prior to the First Amendment Effective Date ~~is $750,000,000~~.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” means a Loan made pursuant to Section 2.01(b).

“Tranche A Term Maturity Date” means May 22, 2027; provided that if such day shall not be a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and by any Loan Party of each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”), the Adjusted EURIBOR, the Adjusted Daily Simple SOFR (if applicable pursuant to Section 2.13), the Daily Simple SONIA or the Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of any date, the aggregate amount of cash and cash equivalents owned on such date by the Company and its Subsidiaries in the amount that would be reflected on the consolidated balance sheet of the Company prepared as of such date in accordance with GAAP; provided that (a) such cash and cash equivalents do not appear (and would not be, in accordance with GAAP, required to appear) as “restricted” on such consolidated balance sheet and (b) at any time that any Acquisition Indebtedness is disregarded in the determination of Total Indebtedness, the direct or indirect proceeds of such Acquisition Indebtedness shall be disregarded in the determination of Unrestricted Cash; provided further that if Unrestricted Cash determined as set forth above shall exceed $500,000,000 at any time, the amount of Unrestricted Cash at such time shall be deemed to be $500,000,000.

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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